Exhibit 23.1

Ryder Scott Company
Petroleum Consultants
1100 Louisiana, Suite 3800
Houston, Texas 77002-5218
Telephone (713) 651-9191
Fax (713) 651-0849

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Ridgewood Energy L Fund, LLC to our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of Ridgewood Energy L Fund, LLC as of December 31, 2008.

/s/ Ryder Scott Company L.P.
Ryder Scott Company L.P.

Houston, Texas
February 27, 2009